Exhibit 5.1

February [27], 2019

Energous Corporation

3590 North First Street, Suite 210

San Jose, CA 95134

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offering by Energous Corporation, a Delaware corporation (the “Company”), of up to 3,333,333 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and warrants (“Warrants”) to purchase up to 1,666,666 shares of Common Stock issuable under the Warrants (the “Warrant Shares”)] to be issued pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of February 27, 2019, between the Company and the Investors (as defined in the Purchase Agreement). The Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) were registered pursuant to the Registration Statement on Form S-3 (File No. 333-226739) filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 9, 2018 and declared effective on August 17, 2018 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), the base prospectus dated August 9, 2018 included therein (the “Base Prospectus”) and the related prospectus supplement dated February 27, 2019, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The offering of the Securities as described above is referred to herein as the “Offering.” The Securities are to be sold by the Company as described in the Registration Statement, the Prospectus and the Purchase Agreement.

In connection with our opinion expressed below we have examined originals or copies of the Purchase Agreement, the form of Warrant Certificate to be issued under the Purchase Agreement to represent the Warrants (the “Warrant Certificate”), the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”) and Bylaws (the “Bylaws” and, together with the Restated Certificate, as each may be amended, modified or restated, the “Charter Documents”), certain corporate proceedings of the Company’s board of directors (the “Board”) and stockholders relating to the Registration Statement, the Charter Documents, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.

We have assumed, and express no opinion as to, the genuineness of all signatures on documents submitted to us, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated February 27, 2019, a good standing certificate regarding the Company issued by the California Secretary of State dated February 27, 2019, a good standing certificate from the California Franchise Tax Board dated February 27, 2019 and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

We also have assumed that any certificates or instruments representing the Securities, will be, when issued, properly signed by authorized officers of the Company and delivered to the intended recipients with the intent that the Company be bound thereby. Furthermore, with respect to the Company’s uncertificated capital stock, we assume that issued Common Stock, including any Shares or Warrant Shares, will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Common Stock has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law, and that the Company will properly register the transfer of the Common Stock to the purchasers of such Common Stock on the Company’s record of uncertificated securities.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and the Management Certificate and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law and (solely with respect to the opinion in paragraph 2 below) the laws of the State of New York. Without limitation, we express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state or any local or regional laws.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the delivery of any of the Securities, there will not have occurred any change in the law or the facts affecting the validity of the Securities, any change in actions of, or any resolutions adopted by, the Board or the Company’s stockholders, or any amendments to the Charter Documents, and (ii) at the time of the offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded. We also have assumed that the issuance and delivery of the Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities will not violate the Delaware General Corporation Law or any other applicable law or result in a violation of any provision of any of the Charter Documents or of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The opinion expressed in paragraph 2 below is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Warrants and the Warrant Certificates: (a) the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors; or (b) the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

In connection with the opinions expressed in paragraph 3 below regarding the Warrant Shares, we have assumed that, at or prior to the time of each exercise of any Warrants and each issuance of any of the Warrant Shares: (a) the Registration Statement will not have been modified, withdrawn or deregistered; (b) the Company shall have timely filed with the Commission all reports and other materials required to be filed by the Company under the Exchange Act, that such filings will be incorporated by reference in the Registration Statement and that the Registration Statement will be referenced in the consent of the Company’s auditor attached to each of the Company’s future annual reports on Form 10-K filed with the Commission; (c) there will not have occurred any change in law affecting the validity of the issuance of the Warrant Shares or any change in the Company’s Charter Documents affecting the Warrant Shares or changing or converting the Warrant Shares into shares or securities of the Company other than shares of the Company’s Common Stock; (d) the Warrants will remain in full force and effect through the time of issuance of any Warrant Shares and will not be amended in any manner that effects the validity of the issuance of, or payment for, any Warrant Shares; (e) no change or changes to the number of authorized or outstanding shares of the Company’s Common Stock, to the par value per share of the Common Stock, or to any of the Warrants will occur that would (i) cause the exercise price per share of the Warrant Shares to be less than the par value per share of the Warrant Shares on any date a Warrant Share is issued pursuant to any exercise of a Warrant, or (ii) cause the Company to have insufficient authorized, unissued and unreserved shares of Common Stock available to satisfy in full its obligations to issue all of the Warrant Shares then issuable under any or all of the Warrants then outstanding in accordance with their terms, without the breach or violation of any other agreement, commitment or obligation of the Company; and (f) if necessary, all required actions, consents, resolutions and approvals of the Company’s Board of Directors and stockholders will be timely and validly taken and obtained so that, at each time a Warrant is exercised to acquire Warrant Shares, (i) the number of Warrant Shares issuable upon such exercise will not exceed the number of shares of the Company’s Common Stock then authorized under the Company’s then-effective Certificate of Incorporation that are not then (A) issued or outstanding or (B) reserved for issuance with respect to any other then outstanding securities (or reserves of securities) or any other agreement, commitment or obligation of the Company and (ii) the exercise price per Warrant Share under any of the Warrants is not less than the par value per share of the Warrant Shares on any date a Warrant Share is issued pursuant to any Warrant.

Based upon and subject to the foregoing, we are of the opinion that:

1.

When the Shares are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and the Purchase Agreement and in accordance with the resolutions adopted by the Board referenced above, such Shares will be validly issued, fully paid and nonassessable;

2.

When the Warrants (and related Warrant Certificates) are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and the Purchase Agreement and in accordance with the resolutions adopted by the Board referenced above, the Warrant Certificates will constitute binding obligations of the Company;

3.

When the Warrant Shares are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus, the Purchase Agreement and the Warrant Certificate and in accordance with the resolutions adopted by the Board referenced above, such Warrant Shares will be validly issued, fully paid and nonassessable .

We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company with the Commission in connection with the Offering, and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto. We do not thereby admit that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

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This opinion letter is intended solely for use in connection with the issuance and sale of the Securities subject to the Purchase Agreement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the afore-mentioned examination and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP
FENWICK & WEST LLP